Exhibit 99.1
PRESS RELEASE
For Release February 4, 2009
Contact: Investor Relations
             (888) 343-8147
Website: www.bankmbank.com
Mackinac Financial Corporation Announces
2008 Results of Operations
((Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the holding company for mBank, has reported net income of $1.872 million, or $.55 per share, for the year ended December 31, 2008, compared to a net income of $10.163 million, or $2.96 per share, for 2007. Weighted average shares outstanding amounted to 3,422,012 in 2008 and 3,428,695 in 2007.
The 2008 results included the positive effect, $3.475 million of a lawsuit settlement and the negative effect, $.425 million, of a severance agreement. The results for 2007 included the recognition of a $7.500 million deferred tax benefit for NOL and tax credit carryforward and $.470 million of proceeds from the settlement of a lawsuit against the Corporation’s former accountants.
In 2008, we experienced one of the most difficult and trying times in modern banking history. Our results for 2008 were significantly impacted by the current economic environment. The Prime Rate, currently at 3.25% and the overnight investment rates at near zero, provide evidence of the seriousness in which the Federal Reserve Bank views this recession. This historically low interest rate environment made it extremely difficult to maintain adequate interest margins which stymied our ability to generate earnings growth. We are not satisfied with our operating results. In 2008, we focused our efforts on watchful diligence of our current loan portfolio by shoring up potential problem credits, repricing loans to align our returns with both credit and interest rate risks and by pursuing early resolution of nonperforming assets.

At 2008 year-end, the Corporation’s loans stood at $370.280 million, an increase of $15.201 million, or 4.3%, from 2007 year-end balances of $355.079 million. Total loan originations in 2008 amounted to $61.6 million. Loan amortization and principal payoffs totaled $51.2 million. A good portion of these payoffs pertained to loan relationships that no longer met our pricing or credit standards. Loan growth was primarily from the Upper Peninsula markets where the economy is more stable.
Total assets of the Corporation at December 31, 2008 were $451.431 million, an increase of $42.551 million, or 10.4% from total assets of $408.880 million reported at December 31, 2007.
Asset quality remains relatively strong when compared to our peers, particularly considering the state of the Michigan economy. Nonperforming loans totaled $4.887 million, or 1.32% of total loans at December 31, 2008. Nonperforming assets at December 31, 2008, were $7.076 million, 1.57% of total assets, compared to $5.234 million or 1.28% of total assets at December 31, 2007. However, we are not immune to the current economic crisis and we are seeing rapid change in Southeast Michigan as the auto industry and manufacturing businesses struggle to survive. This economic risk has caused us to take an extremely hard and cautious look at our entire portfolio of loans in this market and we have been aggressive in our early identification of problem credits. We increased our fourth quarter loan loss provision to provide a specific reserve for one large loan in Southeast Michigan.
Total deposits grew from $320.827 million at December 31, 2007, to $371.097 million at December 31, 2008, an increase of $50.270 million, or 15.7%. This increase is composed of an increase in wholesale brokered deposits of $52.225 million and a decline in bank deposits of $1.955 million. During 2008, we significantly increased our balance sheet liquidity which was funded primarily by issuance of brokered deposits since rates on these deposits were priced lower than in-market bank deposits. We continue to focus our efforts on growing transactional accounts. We have had success in this area as demand, money market and NOW accounts grew from $119.2 million at 2007 year-end to $121.4 million at 2008 year-end. However, overall deposit totals have fallen as we have refused to compete for CDs that are overpriced.
Net interest income for the year ended December 31, 2008 was $12.864 million compared to $13.417 million for the year ended December 31, 2007, a decrease of $.553 million. The margin percentage for 2008 was 3.23% compared to 3.60% in 2007 and 3.51% in 2006. We believe that our margin has seen its low point in December when it fell to 3.01%. During 2008, the prime rate decreased from 7.25% to 3.25%, which created significant margin pressure since a majority of the commercial loan portfolio re-priced downward with each prime rate change, which the majority of the bank’s funding sources had significant lag time in re-pricing. We experienced additional margin pressure due to our brokered deposits, which did not re-price in line with prime rate reductions, due to the overall market liquidity crisis.
We recognize the importance of cost control, especially in times of economic slowdown. Excluding extraordinary items, noninterest expense totaled $12.1 million in 2008 compared to $12.1 million in 2007 and $11.6 million in 2006. Salaries and benefits were reduced from $6.8 million in 2007 to $6.5 million in 2008. Assets per employee totaled $4.6 million

Shareholders’ equity totaled $41.552 million at December 31, 2008, compared to $39.321 million at the end of 2007, an increase of $2.231 million. This increase reflects consolidated net income of $1.872 million, the capital contribution impact of stock options and also the increase in equity due to the increase in the market value of held-for-sale investments, which amounted to $.385 million and the purchase of odd lot shares for $.110 million. The book value per share at December 31, 2008, amounted to $12.15 compared to $11.47 at the end of 2007.
Late in 2008, the corporation elected to apply for $11 million in equity participation under the Troubled Asset Relief Program (TARP). We have received preliminary approval from the US Treasury Department and are now evaluating the merits of the program. Participation in this program would provide additional capital for future growth during a time when other sources for additional capital are scarce and expensive.
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $450 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 12 branch locations; eight in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

	For The Years Ended December 31,
(Dollars in thousands, except per share data)	2008	2007
	(Unaudited)	(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$451,431	$408,880
Loans	370,280	355,079
Investment securities	47,490	21,597
Deposits	371,097	320,827
Borrowings	36,210	45,949
Shareholders’ equity	41,552	39,321

Selected Statements of Income Data:
Net interest income	$12,864	$13,417
Income before taxes	2,659	2,923
Net income	1,872	10,163
Income per common share — Basic	.55	2.96
Income per common share — Diluted	.55	2.96
Weighted average shares outstanding	3,422,012	3,428,695

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.23%	3.60%
Efficiency ratio	85.51	79.46
Return on average assets	.44	2.59
Return on average equity	4.61	31.05

Average total assets	$425,343	$392,313
Average total shareholders’ equity	40,630	32,731
Average loans to average deposits ratio	105.61%	104.94%

Common Share Data at end of period:
Market price per common share	$4.40	$8.98
Book value per common share	$12.15	$11.47
Common shares outstanding	3,419,736	3,428,695

Other Data at end of period:
Allowance for loan losses	$4,277	$4,146
Non-performing assets	$7,076	$5,234
Allowance for loan losses to total loans	1.16%	1.17%
Non-performing assets to total assets	1.57%	1.28%
Number of:
Branch locations	12	12
FTE Employees	100	100

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in thousands)	2008	2007
	(unaudited)	(audited)
ASSETS

Cash and due from banks	$10,112	$6,196
Federal funds sold	—	166

Cash and cash equivalents	10,112	6,362

Interest-bearing deposits in other financial institutions	582	1,810
Securities available for sale	47,490	21,597
Federal Home Loan Bank stock	3,794	3,794

Loans:
Commercial	296,088	288,839
Mortgage	70,447	62,703
Installment	3,745	3,537

Total Loans	370,280	355,079
Allowance for loan losses	(4,277)	(4,146)

Net loans	366,003	350,933

Premises and equipment	11,189	11,609
Other real estate held for sale	2,189	1,226
Other assets	10,072	11,549

TOTAL ASSETS	$451,431	$408,880

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$30,099	$25,557
Interest-bearing deposits:
NOW, Money Market, Checking	70,584	81,160
Savings	20,730	12,485
CDs<$100,000	73,752	80,607
CDs>$100,000	25,044	22,355
Brokered	150,888	98,663

Total deposits	371,097	320,827

Borrowings:
Federal funds purchased	—	7,710
Short-term	—	1,959
Long-term	36,210	36,280

Total borrowings	36,210	45,949
Other liabilities	2,572	2,783

Total liabilities	409,879	369,559

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value
Authorized - 18,000,000 shares
Issued and outstanding — 3,419,736 and 3,428,695, respectively	42,815	42,843
Accumulated deficit	(1,708)	(3,582)
Accumulated other comprehensive income (loss)	445	60

Total shareholders’ equity	41,552	39,321

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$451,431	$408,880

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
(Dollars in thousands, except per share data)	2008	2007	2006
	(unaudited)	(audited)	(audited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$22,555	$26,340	$21,239
Tax-exempt	404	533	753
Interest on securities:
Taxable	1,293	1,100	1,186
Tax-exempt	5	—	87
Other interest income	305	722	787

Total interest income	24,562	28,695	24,052

INTEREST EXPENSE:
Deposits	10,115	13,224	10,575
Borrowings	1,583	2,054	1,884

Total interest expense	11,698	15,278	12,459

Net interest income	12,864	13,417	11,593
Provision for loan losses	2,300	400	(861)

Net interest income after provision for loan losses	10,564	13,017	12,454

OTHER INCOME:
Service fees	838	688	547
Net security gains	64	—	—
Net gains on sale of secondary market loans	120	498	197
Proceeds from settlement of lawsuit	3,475	470	—
Other	156	350	239

Total other income	4,653	2,006	983

OHER EXPENSES:
Salaries and employee benefits	6,886	6,757	6,132
Occupancy	1,374	1,272	1,264
Furniture and equipment	771	678	631
Data processing	844	785	691
Professional service fees	508	532	1,425
Loan and deposit	569	285	392
Telephone	170	228	210
Advertising	305	370	346
Other	1,131	1,193	1,130

Total other expenses	12,558	12,100	12,221

Income (loss) before provision for income taxes	2,659	2,923	1,216
Provision for (benefit of) income taxes	787	(7,240)	(500)

NET INCOME (LOSS)	$1,872	$10,163	$1,716

INCOME (LOSS) PER COMMON SHARE
Basic	$.55	$2.96	$.50

Diluted	$.55	$2.96	$.50

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	December 31,	December 31,
	2008	2007
	(unaudited)	(audited)
Commercial Loans:
Real estate — operators of nonresidential buildings	$41,299	$41,597
Hospitality and tourism	35,086	37,604
Real estate agents and managers	29,292	29,571
Operators of nonresidential buildings	13,467	10,569
Other	145,831	130,546

Total Commercial Loans	264,975	249,887

1-4 family residential real estate	65,595	57,613
Consumer	3,745	3,537
Construction
Commercial	31,113	38,952
Consumer	4,852	5,090

Total Loans	$370,280	$355,079

Credit Quality (at end of period):
	December 31,	December 31,
	2008	2007
	(unaudited)	(audited)
Nonperforming Assets :
Nonaccrual loans	$4,887	$3,298
Loans past due 90 days or more	—	710

Total nonperforming loans	4,887	4,008
Other real estate owned	2,189	1,226

Total nonperforming assets	$7,076	$5,234

Nonperforming loans as a % of loans	1.32%	1.13%

Nonperforming assets as a % of assets	1.57%	1.28%

Reserve for Loan Losses:
At period end	$4,277	$4,146

As a % of average loans	1.18%	1.24%

As a % of nonperforming loans	87.52%	103.44%

As a % of nonaccrual loans	87.52%	125.71%

Charge-off Information (year to date):
Average loans	361,324	333,415

Net charge-offs	2,168	1,260

Charge-offs as a % of average loans	.60%	.38%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
BALANCE SHEET (Dollars in thousands)

Total loans	$370,280	$361,521	$362,122	$360,056	$355,079
Allowance for loan losses	(4,277)	(3,385)	(3,585)	(3,924)	(4,146)

Total loans, net	366,003	358,136	358,537	356,132	350,933
Intangible assets	46	65	85	104	124
Total assets	451,431	440,953	437,327	417,175	408,880
Core deposits	195,165	208,940	200,293	203,445	199,809
Noncore deposits (1)	175,932	151,754	156,683	122,602	121,018

Total deposits	371,097	360,694	356,976	326,047	320,827
Total borrowings	36,210	36,210	36,280	48,849	45,949
Total shareholders’ equity	41,552	41,427	40,975	39,633	39,321
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,428,695	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$441,583	$423,702	$418,246	$417,682	$406,308
Loans	366,077	358,844	362,574	357,778	350,050
Deposits	358,213	341,377	332,725	336,016	324,194
Equity	41,516	41,097	40,399	39,491	38,973

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,330	$3,371	$3,118	$3,045	$3,410
Provision for loan losses	1,100	450	750	—	—

Net interest income after provision	2,230	2,921	2,368	3,045	3,410
Total noninterest income	308	288	3,747	310	355
Total noninterest expense	2,961	2,935	3,471	3,191	2,978

Income before taxes	(423)	274	2,644	164	787
Provision for income taxes	(171)	58	875	25	260

Net income	$(252)	$216	$1,769	$139	$527

PER SHARE DATA

Earnings — basic	$(.07)	$.06	$.52	$.04	$.15
Earnings — diluted	(.07)	.06	.52	.04	.15
Book value	12.15	12.11	11.98	11.56	11.47
Market value, closing price	4.40	5.26	7.00	8.50	8.98

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.32%	1.29%	1.27%	.94%	1.13%
Nonperforming assets/total assets	1.57	1.45	1.83	1.08	1.28
Allowance for loan losses/total loans	1.16	.94	.99	1.09	1.17
Allowance for loan losses/nonperforming loans	87.52	72.81	77.22	116.06	103.42

PROFITABILITY RATIOS

Return on average assets	(.23)%	.20%	1.70%	.13%	.51%
Return on average equity	(2.42)	2.08	17.62	1.42	5.36
Net interest margin	3.20	3.39	3.19	3.13	3.55
Efficiency ratio	80.30	79.12	88.45	95.34	78.02
Average loans/average deposits	102.20	105.12	108.97	106.48	107.98

CAPITAL ADEQUACY RATIOS

Leverage ratio	8.01%	8.31%	8.56%	7.85%	8.05%
Tier 1 capital ratio	9.25	9.40	9.48	8.84	8.97
Total capital ratio	10.38	10.31	10.45	9.92	10.13
Average equity/average assets	9.40	9.70	9.66	9.45	9.59
Tangible equity/tangible assets	9.20	9.38	9.35	9.48	9.59

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

LOAN PORTFOLIO BALANCES	TRANSACTIONAL ACCOUNT DEPOSITS

NET INTEREST MARGIN	EFFICIENCY RATIO
COMMON SHARE DATA
BOOK VERSUS MARKET VALUE